     ----------------------------------------------------------------------


                              HARD ROCK HOTEL, INC.


                                  $120,000,000

                      9 1/4% Senior Subordinated Notes due 2005

                               PURCHASE AGREEMENT

                                 March 17, 1998




                            BEAR, STEARNS & CO. INC.

                         BANCAMERICA ROBERTSON STEPHENS

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION



                              HARD ROCK HOTEL, INC.


     ----------------------------------------------------------------------

                                  $120,000,000
                     9 1/4% Senior Subordinated Notes due 2005

                               PURCHASE AGREEMENT

                                                                  March 17, 1998
                                                              New York, New York

BEAR, STEARNS & CO. INC.
BANCAMERICA ROBERTSON STEPHENS
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
c/o Bear, Stearns & Co. Inc.
  245 Park Avenue
  New York, New York  10167

Ladies & Gentlemen:

          Hard Rock Hotel, Inc., a Nevada corporation (the "COMPANY"), proposes to issue and sell to Bear, Stearns & Co. Inc. ("BEAR STEARNS"), BancAmerica Robertson Stephens ("BANCAMERICA") and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ" and together with Bear Stearns and BancAmerica, the "INITIAL PURCHASERS") an aggregate of $120,000,000 principal amount of 9 1/4% Senior Subordinated Notes due 2005 (the "SERIES A NOTES"), subject to the terms and conditions set forth herein. The Series A Notes will be issued pursuant to an indenture (the "INDENTURE"), to be dated the Closing Date (as defined below), between the Company and First Trust National Association, as trustee (the "TRUSTEE"). The Series A Notes are more fully described in the Offering Memorandum referred to below.

1.   ISSUANCE OF SECURITIES.

          The Company proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial Purchasers an aggregate of $120,000,000 principal amount of Series A Notes. The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "SECURITIES." The proceeds to the Company from the sale to the Initial Purchasers of the

Series A Notes will be used as described under "Use of Proceeds" in the Offering Memorandum (as defined below).

          Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "ACT"), the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

          THE SECURITY (OR ITS PREDECESSORS) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
          SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
          SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT). THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE RE-

          QUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
          (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

          2.   OFFERING.

          The Series A Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Act. The Company has prepared a preliminary offering memorandum, dated March 4, 1998 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum, dated March 17, 1998 (the "OFFERING MEMORANDUM"), relating to the Company and the issuance of the Series A Notes.

          The Initial Purchasers have advised the Company that the Initial Purchasers will make offers of the Series A Notes on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBS") and to persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each a "REGULATION S PURCHASER"). The QIBs and the Regulation S Purchasers are referred to herein as the "ELIGIBLE PURCHASERS." Sales to Eligible Purchasers contemplated by this Agreement are referred to herein as "EXEMPT RESALES." The Initial Purchasers will offer the Series A

Notes to such Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

          Holders of the Securities will be subject to certain provisions of the Nevada Gaming Control Act. Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially the form of EXHIBIT A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to terms and conditions contained in the Registration Rights Agreement, the Company will agree to use its best efforts to file with the Securities and Exchange Commission (the "COMMISSION"), under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the 9 1/4% Senior Subordinated Notes due 2005 (the "SERIES B NOTES") to be offered in exchange for the Series A Notes (the "EXCHANGE OFFER") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT") relating to the resale by certain holders of the Series A Notes, and to use its best efforts to cause such Registration Statements to be declared effective and consummate the Exchange Offer. This Purchase Agreement (this "AGREEMENT"), the Securities, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

          3.   PURCHASE, SALE AND DELIVERY.

          (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, that aggregate principal amount of Series A Notes set forth opposite its name on Schedule I hereto. Each of the Initial Purchasers shall pay a purchase price equal to 97.375% of the principal amount of the Series A Notes to be purchased by such Initial Purchaser.

          (b) Delivery of, and payment of the purchase price for, the Series A Notes shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:30 a.m. New York City time on March 23, 1998 or at such other date and time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and the payment of the purchase price are herein called the "CLOSING DATE."

          (c) On the Closing Date, one or more of the Series A Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate principal amount of $120,000,000 shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor by wire transfer of same day funds to an account or accounts designated by the Company, provided that the Company shall give at least two business days' prior written notice to the Initial Purchasers of the information required to effect such wire transfer. The Series A Notes shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m. New York City time on the business day immediately preceding the Closing Date.

          4.   AGREEMENTS OF THE COMPANY.

          The Company covenants and agrees with the Initial Purchasers as follows:

          (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Series A Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest practicable time.

          (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request.

The Company consents to the use of the Preliminary Offering Memorandum (prior to the availability of the Offering Memorandum) and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

          (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised thereof and shall have consented to, or not have reasonably objected thereto, in writing within a reasonable time after being furnished a copy thereof. The Company shall promptly prepare, upon the Initial Purchasers' request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that the Initial Purchasers and the Company believe may be necessary or advisable in connection with Exempt Resales.

          (d) If, after the date hereof and prior to consummation of any Exempt Resale, any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Company or counsel for the Initial Purchasers, it becomes necessary to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary to amend or supplement the Preliminary Offering Memorandum (prior to the availability of the Offering Memorandum) or the Offering Memorandum to comply with applicable law, (i) to notify the Initial Purchasers and (ii) forthwith to prepare an appropriate amendment or supplement to such Preliminary Offering Memorandum or Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Preliminary Offering Memorandum or Offering Memorandum will comply with applicable law.

          (e) To cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Series A Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; PROVIDED, HOWEVER that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, except as to matters and transactions relating to Exempt Resales, in any jurisdiction where it is not now so subject.

          (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, reasonable expenses, fees and taxes (other than transfer taxes) in connection with this Agreement and the transactions contemplated hereby and by the other Operative Documents, including without limitation all costs, reasonable expenses, fees and taxes (other than transfer taxes) relating to:
(i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements, and fees and expenses of counsel for the Initial Purchasers and all amendments and supplements thereto required pursuant hereto, (ii) the preparation (including, without limitation, duplication costs) and delivery of this Agreement, the other Operative Documents and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance, transfer and delivery by the Company of the Securities to the Initial Purchasers, (iv) the qualification or registration of the Securities for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph (e) above (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel to the Initial Purchasers relating thereto), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof),
(vii) the reasonable fees, disbursements and expenses of counsel to the Company and its independent public accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System PORTAL ("PORTAL"), (ix) all fees and expenses (including reasonable fees and expenses of counsel to the Company) of the Company in connection with the approval of the Securities by The Depository Trust Company ("DTC") for "book-entry" transfer and the costs and charges of Euroclear and CEDEL, (x) rating the Securities by rating agencies, (xi) the reasonable fees and expenses of the Trustee and its counsel in connection with the Indenture and the Securities, (xii) reasonable expenses of marketing the Series A Notes, including any expenses in connection with any road show or investors conference and (xiii) the performance by the Company of its other obligations under this Agreement and the other Operative Documents; PROVIDED that if the transactions contemplated by this Agreement are consummated, the Initial Purchasers shall pay their own attorneys fees and expenses (except as provided in the parenthetical in clause (iv)).

          (g) To use the proceeds from the sale of the Series A Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

          (h) Not to claim voluntarily, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Securities.

          (i) To do and perform all things required to be done and performed under this Agreement by it that are within its control prior to the Closing Date and use its reasonable best efforts to satisfy all conditions precedent that are within its control on its part to the delivery of the Series A Notes.

          (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers, the QIBs or the Regulation S Purchasers of the Series A Notes.

          (k) For so long as any of the Series A Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes designated by such holder, the information required by Rule 144A(d)(4) under the Act.

          (l) To cause the Exchange Offer to be made in accordance with and subject to the terms set forth in the Registration Rights Agreement in the appropriate form to permit registered Series B Notes to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

          (m) To comply in all material respects with all of the agreements set forth in the Operative Documents and in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

          (n) To cooperate with the Initial Purchasers to effect the inclusion of the Series A Notes in the PORTAL market and to obtain approval of the Series A Notes by DTC for "book-entry" transfer.

          (o) During a period of five years following the Closing Date, to deliver without charge to the Initial Purchasers promptly upon their becoming available, copies of (i) all reports or other publicly available information that the Company shall mail or otherwise make available to its stockholders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and such other publicly available information concerning the Company and its subsidiaries including without limitation, press releases, as the Initial Purchasers may reasonably request.

          (p) Not to, and to cause its affiliates not to, offer, sell, contract to sell or grant any option to purchase or otherwise transfer or dispose of any Securities or any other debt security issued by the Company (other than a private loan, credit or financing agreement with a bank or similar financing institution) or any security convertible into or exchangeable or exercisable for any such debt security, for a period of 90 days after the Closing Date, without the Initial Purchasers' prior written consent, except for (i) sales or transfers between affiliates of the Company and (ii) the issue and exchange of Series B Notes for Series A Notes in the Exchange Offer.

          (q) Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared by the Company, a copy of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

          (r) Not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of either the Series A Notes or the Series B Notes. Except as permitted by the Act, the Company will not distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum or (iii) other offering material, in connection with the offering and sale of the Securities.

          (s) The Company, its affiliates and any person acting on its behalf (other than the Initial Purchasers and their respective affiliates) will not solicit any offer to buy or offer or sell the Series A Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (t) The Company shall take all reasonable action necessary to enable Standard & Poor's Corporation ("S&P") and Moody's Investors Service, Inc. ("MOODY'S") to provide their respective credit ratings of the Series A Notes.

          (u) During the period from the Closing Date to two years after the Closing Date, the Company and its subsidiaries, if any, will not, and will not permit any of their "affiliates" (as defined in Rule 144 under the Act) to resell any of the Series A Notes that have been reacquired by them, except for Series A Notes purchased by the Company and its subsidiaries or any of their affiliates and resold in a transaction registered under the Act.

          (v) None of the Company, its affiliates and any person acting on their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Series A Notes sold pursuant to Regulation S, and the Company and its affiliates and each person acting on their behalf (other than the Initial Purchasers) will comply with the offering restrictions of Regulation S with respect to those Series A Notes sold pursuant thereto.

          (w) The sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme on the part of the Company to evade the registration provisions of the Act.

          (x) The Company, its affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Notes outside the United States.

          5.   REPRESENTATIONS AND WARRANTIES.

          (a) The Company represents and warrants to the Initial Purchasers that as of the date hereof (except as otherwise expressly provided):

          (i)    The Preliminary Offering Memorandum and the Offering
     Memorandum have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum
     (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

         (ii) There are no securities of the Company that are listed on a national securities exchange under Section 6 of the Exchange Act or that are quoted in a United States inter-dealer quotation system.

        (iii) The Company (x) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (y) has all requisite corporate power and authority to carry on its business as it is being conducted currently and as described in the Offering Memorandum and to own, lease and operate its properties, and (z) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified (a) could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the properties, business, results of operations or financial condition of the Company or (b) could not, individually or in the aggregate, reasonably be expected to materially interfere with or materially adversely affect the issuance of the Securities pursuant hereto (any of the events set forth in clauses (a) or (b), a "MATERIAL ADVERSE EFFECT").

         (iv) All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. As of November 30, 1997, after giving PRO FORMA effect to the issuance and sale of the Series A Notes pursuant hereto and the other transactions described therein, the Company would have had an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization," subject to the notes and assumptions included therein.

          (v)    The Company currently has no direct or indirect subsidiaries.

         (vi) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Documents and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein.

        (vii) When the Series A Notes are issued and delivered pursuant to this Agreement, no Series A Note will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

       (viii) This Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery of this Agreement by the Initial Purchasers) is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights of indemnity or contribution, or both, may be limited by state or federal securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

         (ix) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery of the Indenture by the Trustee), will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights of indemnity or contribution, or both, may be limited by state or federal securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Indenture will conform in all material respects to the description thereof in the Offering Memorandum.

          (x) The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Initial Purchasers), will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights of indemnity or contribution, or both, may be limited by state or federal securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

         (xi) The Company's new senior secured revolving credit agreement (together with all exhibits, agreements and schedules entered into in connection therewith, the "NEW CREDIT AGREEMENT") to be dated the Closing Date, will, on or prior to the Closing Date, have been duly and validly authorized, executed and delivered by the Company and upon the execution and delivery thereof (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The New Credit Agreement and the Completion Guaranty provided by Peter A. Morton to be dated the Closing Date (the "Completion Guaranty") will conform in all material respects to the description thereof in the Offering Memorandum.

        (xii) The Series A Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as rights of indemnity or contribution, or both, may be limited by state or federal securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Series A Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

       (xiii) When the Series B Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be the legal, valid, binding and enforceable obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as rights of indemnity or contribution, or both, may be limited by state or federal securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Series B Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

        (xiv) The Company is not (A) in violation of its articles of incorporation or bylaws, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, judgment or court decree applicable to it or any of its assets or properties (whether owned or leased), except, in the case of clauses (B) and (C), for any such violation or default that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, there exists no condition that, with notice or the passage of time or both, would constitute such a default under any such document or instrument except for any such default that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (xv) Except as described in the Offering Memorandum, none of (A) the execution, delivery or performance by the Company of this Agreement and the other Operative Documents, (B) the issuance and sale of the Securities, nor (C) the execution, delivery and performance by the Company of the New Credit Agreement violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or requires consent (other than those consents that have been obtained or will be obtained prior to the Closing Date) under, or, except as provided in the New Credit Agreement, results in the imposition of a lien or encumbrance on any properties of the Company, or an acceleration of any indebtedness of the Company pursuant to,

     (i) the articles of incorporation or bylaws of the Company, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its properties is subject, (iii) any statute, rule or regulation applicable to the Company or its assets or properties or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or its assets or properties, except for any such violation, default, consent, imposition of a lien or acceleration that could not, in the case of clauses
     (ii), (iii) and (iv), singly or in the aggregate, have a Material Adverse Effect. Except as described in the Offering Memorandum, and except for filings to perfect the security interests contemplated by the New Credit Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for (1) the execution, delivery and performance by the Company of this Agreement and the other Operative Documents, (2) the execution, delivery and performance by the Company of the New Credit Agreement or (3) the issuance and sale of the Securities and the transactions contemplated thereby, except such as have been obtained and made (or, in the case of the Registration Rights Agreement will be obtained and made).

        (xvi) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened or contemplated to which the Company is or may be a party or to which the business or property of the Company is or is reasonably likely to be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the Company, that has been proposed by any governmental body, and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company is or is reasonably likely to be subject or to which the business, assets, or property of the Company is or is reasonably likely to be subject, that, in the case of clauses (i), (ii) and (iii) above, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

       (xvii) No action has been taken by the Company and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Securities (except that various approvals and a waiver from the Nevada Gaming Commission will be required in order for the Company to issue the Series B Notes and related transactions) or prevents or suspends the use of the Offering Memorandum; to the knowledge of the Company, no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Securities or prevents or suspends the sale of the Securities in any jurisdiction referred to in Section 4(e) hereof; and, to the knowledge of the Company, every request of any securities or gaming authority or agency of any jurisdiction for additional information has been complied with in all material respects.

      (xviii)    There is (i) no significant unfair labor practice complaint pending against the Company, nor, to the knowledge of the Company, threatened against it, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or, to the knowledge of the Company, threatened against it, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company nor, to the knowledge of the Company, threatened against it and
     (iii) to the knowledge of the Company, no union organizing or union representation question existing with respect to the employees of the Company that, in the case of clauses (i), (ii) or (iii), would reasonably be expect to result in a Material Adverse Effect. No claim has been filed against the Company alleging violation of (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, except, in the case of clause (A),
     (B) or (C), as could not reasonably be expected to have a Material Adverse Effect.

        (xix) Neither the Company, nor, to the knowledge of the Company, any of its officers, directors, employees, agents or affiliates or any other person acting on its behalf has, directly or indirectly, given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency, instrumentality of any government or any political party or candidate for office (domestic or foreign) or other person who was, at the time, in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which would at the time have been reasonably likely to subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign) except for such damages or penalties, either individually or in the aggregate, that could not reasonably be expected to have a Material Adverse Effect.

         (xx) The Company has (A) good and marketable title to all of the properties and assets material to the business of the Company as owned by it or is part of the Expansion (as defined in the Offering Memorandum), free and clear of all liens, charges, encumbrances and restrictions (except
     (i) liens constituting Permitted Liens under the Indenture and (ii) liens, charges, encumbrances and restrictions that do not in the aggregate materially detract from the value of such properties and assets or materially impair the use thereof in the operation of the business of the Company or are contemplated by any existing credit agreement and the New Credit Agreement), (B) peaceful and undisturbed possession under all material leases to which it is a party as lessee and each of which lease is valid and binding and no default which would have a Material Adverse Effect exists thereunder, (C) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each, an "AUTHORIZATION") necessary to engage in the business conducted by the Company in the manner described in the Offering Memorandum, except as could not reasonably be expected to have a Material Adverse Effect and except for certain permits relating to the construction forming part of the Expansion and (D) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization or that permits necessary for the Expansion will not be obtained. All such Authorizations are valid and in full force and effect and the Company is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All leases to which the Company is a party are valid and binding and no default by the Company has occurred and is continuing thereunder and no material defaults by the landlord are existing under any such lease, except in each case as could not reasonably be expected to have a Material Adverse Effect.

        (xxi) All Federal income and other material tax returns required to be filed by the Company in all jurisdictions have been so filed. All Federal and other material taxes and similar assessments (whether imposed directly or through withholdings) claimed to be due from such entities or that are due and

       (xxii) To the knowledge of the Company and without independent verification or duty to investigate, the properties of the Company are structurally sound with no known defects which would have a Material Adverse Effect, are in operating condition and good repair (reasonable wear and tear excepted) and are adequate for their current uses.

       (xxiii)      The Company is not an "investment company" or a company
     "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), or analogous foreign laws and regulations.

       (xxiv) There are no holders of securities of the Company (other than the Securities) who, by reason of the execution by the Company of this Agreement or any other Operative Document or the consummation by the Company of the transactions contemplated hereby and thereby, have the right to request or demand that the Company register under the Act securities held by them.

       (xxv) The Company believes that it maintains a system of internal accounting controls sufficient to provide reasonable assurance that:
     (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets,
     (iii) access to cash and cash equivalents is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

       (xxvi) The Company maintains insurance covering its material properties, operations, personnel and businesses, including the Expansion in amounts customary for businesses in the hotel gaming industry. To the knowledge of the Company, such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its businesses. The Company has not received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof.

       (xxvii)      The Company will own, possess or have the right on either an exclusive or non-exclusive basis to use the names "Hard Rock Hotel" and the logo on Annex A, and to the Company's knowledge, the Company will own, possess or have the right on either an exclusive or non-exclusive basis to use all other patents, patent rights, licenses (including all state, local or other jurisdictional regulatory licenses), inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, technical data and information (collectively, the "INTELLECTUAL PROPERTY") presently used by the Company in connection with the businesses now operated by the Company, free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person, except as contemplated by the New Credit Agreement, or as disclosed in the Offering Memorandum, or where the failure to so own, possess, or employ such Intellectual Property free and clear and without violation either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Other than as disclosed in the Offering Memorandum, the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to the names "Hard Rock Hotel" and the logo set forth on Annex A or the other Intellectual Property except as could not reasonably be expected to have a Material Adverse Effect. Other than as disclosed in the Offering Memorandum, to the knowledge of the Company the use of the Intellectual Property in connection with the business and operations of the Company does not infringe on the rights of any person, except as would not reasonably be expected to have a Material Adverse Effect.

       (xxviii)     The Company (a) has not violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (b) does not lack, or has not lacked, any permit, license or other approval required of it under applicable Environmental Laws and (c) has not violated any term or condition of such permit, license or approval which in the case of clauses (a), (b) and (c), would reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

       (xxix) The Company has not (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Series A Notes or (ii) since the date of the Preliminary Offering Memorandum sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Series A Notes or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

       (xxx) No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (i) that the purchasers who buy the Series A Notes in the Exempt Resales are either QIBs or Regulation S Purchasers and (ii) the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of Series A Notes to the Initial Purchasers and the Exempt Resales contained herein. No form of general solicitation or general advertising was used by the Company or any of its representatives (although no representation or warranty is made as to actions taken by the Initial Purchasers and their representatives) in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

       (xxxi) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Notes to be purchased by the QIBs and the Regulation S Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representations made in the preceding sentence are made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the QIBs and the Regulation S Purchasers as set forth in the Offering Memorandum under the caption "Notice to Investors."

       (xxxii)      (i) The Company is in compliance in all material respects
     with all presently applicable provisions of ERISA, (ii) no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability,
     (iii) the Company has not incurred and does not expect to incur liability
     (x) under Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (y) for an "accumulated funding deficiency" under Section 412 or excise taxes under Section 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"), and (iv) each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

       (xxxiii)     Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum, (A) the Company has not incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and has not entered into any material transaction not in the ordinary course of business, (B) there has not been, individually or in the aggregate, any change or development of which the Company is aware which could reasonably be expected to result in a Material Adverse Effect of the type described in clause (a) of such definition and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

       (xxxiv)      None of the execution, delivery and performance of this
     Agreement, the issuance and sale of the Securities, the application of the proceeds from the issuance and sale of the Securities and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

       (xxxv) The accountants who have certified or will certify the financial statements included or to be included as part of the Offering Memorandum are independent accountants. The historical financial statements of the Company included in the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the financial position and results of operations of the Company at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented.

       (xxxvi)      The financial statements of the Company included in the
     Offering Memorandum present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified and have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis during the period covered by such financial statements.

       (xxxvii)     Except pursuant to this Agreement, there are no contracts, agreements or understandings between or among the Company and any other person that would reasonably be expected to give rise to a valid claim against the Company for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Series A Notes contemplated hereby.

       (xxxviii)    The Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay or refinance such debts as they mature. After giving effect to the transactions contemplated by the Offering Memorandum, the present fair market value of the assets of the Company will exceed the present value of the amounts that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company when and as they become absolute and matured. After giving effect to such transactions, the assets of the Company will not constitute unreasonably small capital to carry out the business of the Company, as conducted or as proposed to be conducted.

       (xxxix)      There exist no conditions that would constitute a default by the Company (or an event which with notice or the lapse of time, or both, would constitute a default) under the Indenture.

       (xl) (i) None of the Company, any of its affiliates as defined in Role 501(b) under the Act or any person acting on behalf of any such person (excluding any Initial Purchaser, as to which no representation is made) has engaged in any directed selling efforts (as such term is defined in Regulation S of the Act) in the United States with respect to the Series A Notes and (ii) each of the Company and any of its affiliates as defined in Rule 501(b) under the Act and any person acting on behalf of any such person (other than the Initial Purchasers and their respective affiliates, as to whom the Company makes no representation) has complied with the offering restrictions requirement of Regulation S.

       (xli) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

          The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          (b) Each of the Initial Purchasers represents, warrants and covenants to the Company and agrees that:

          (i) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

         (ii) Such Initial Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and to Regulation S Purchasers in a private placement exempt from the registration requirements of the Act.

        (iii) No form of general solicitation or general advertising has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any Series A Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         (iv) Such Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, QIBs and Regulation S Purchasers. Such Initial Purchaser further agrees (A) that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (1) QIB's who in purchasing such Series A Notes will be deemed to have represented and agreed that they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and (2) Regulation S Purchasers and (B) that, in the case of such QIBs and Regulation S Purchasers, such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only
     (x)(I) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144, (III) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Act or (IV) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel reasonably acceptable to the Company if the Company so requests), (y) to the Company or (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (B) above.

          (v) The Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

         (vi) Such Initial Purchaser acknowledges and agrees that the Series A Notes may be offered and sold to persons outside the United States and in offshore transactions to non-U.S. persons in accordance with Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, except in cases in accordance with Regulation S of the Act and confirms that neither it nor its affiliates nor any person acting on behalf of any such person has engaged in any "directed selling efforts" (as such term is defined in Regulation S) with respect to the Series A Notes and that it and its affiliates have complied with the offering restriction requirements of Regulation S.

        (vii) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(2) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

          "The Series A Notes have not been registered under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in accordance with Regulation S under the Securities Act."

       (viii) Such Initial Purchaser agrees that the Series A Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

         (ix) Such Initial Purchaser agrees that it will not (i) make any offers to sell the Series A Notes without concurrently therewith delivering a copy of the Preliminary Offering Memorandum or the Offering Memorandum, as applicable, in either case as amended or supplemented through the date of such offer and (ii) complete any sales of the Series A Notes unless at or prior to completion of such sale, a copy of the Offering Memorandum, as then amended or supplemented, is delivered to the purchaser.

          (x)       Each Initial Purchaser further represents and agrees that
     (i) it and its affiliates have not offered or sold or invited any person to offer to purchase and, prior to the expiry of the period of six months from the date the Securities are purchased by the Initial Purchasers, will not offer to sell any Securities to persons or invite any person to purchase any such Securities in the United Kingdom except persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities
     Regulations 1995; (ii) it and its affiliates have complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it and its affiliates have only issued or passed on and will only issue or pass on, in the United Kingdom, any document received by it in connection with the issue of the Securities, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

          Such Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
     Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          6.   INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by applicable law, the Initial Purchasers, each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling persons, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "LOSSES")), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum or the Offering Memorandum (i) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein or (ii) in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, if a copy of the Offering Memorandum (as then amended or supplemented) was not sent or given by or on behalf of such Initial Purchasers to the person asserting any such loss, claim, damage, liability or expense, at or prior to the written confirmation of the sale of the Series A Notes and the Offering Memorandum (as then amended or supplemented) could have corrected such untrue or alleged untrue statement or such omission or alleged omission. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

          (b) The Initial Purchasers agree to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Company or any controlling persons, against any and all Losses to which they may become subject under the Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein; PROVIDED, HOWEVER, that in no case shall the Initial Purchasers be liable or responsible for any amount in excess of the discounts and commissions received by the Initial Purchasers, unless such Losses are a result of the gross negligence or willful misconduct of the Initial Purchasers. This indemnity will be in addition to any liability which the Initial Purchasers may otherwise have, including under this Agreement.

          (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6, except to the extent that it has been prejudiced in any material respect by such failure, or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action and the indemnifying party has agreed in writing to pay the fees and expenses of such counsel, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded, upon the advice of counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; PROVIDED, HOWEVER, that the indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, which consent may not be unreasonably withheld, settle or compromise or consent to entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action, or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

          7.   CONTRIBUTION.

          In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Initial Purchasers, on the other hand, shall contribute to the aggregate Losses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of Losses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company and the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Series A Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as
(x) the total proceeds from the offering of Series A Notes (net of discounts and commissions but before deducting expenses) received by the Company, and (y) the discounts and commissions received by the Initial Purchasers, respectively, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company, on the one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Series A Notes purchased by the Initial Purchasers pursuant to this Agreement exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling persons shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls the Company, within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Company or any controlling persons shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; PROVIDED that such written consent was not unreasonably withheld.

          8.   CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS.

          The obligations of the Initial Purchasers to purchase and pay for the Series A Notes, as provided herein, shall be subject to the following conditions:

          (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers in Los Angeles, California, as soon as practicable after the date of this Agreement but not later than 9:30 a.m., Pacific Standard time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Series A Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that could, as of the Closing Date, reasonably be expected to have a Material Adverse Effect; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Company, threatened against, the Company before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect other than as disclosed in the Offering Memorandum; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or that could reasonably be expected to have a Material Adverse Effect.

          (d) Since the dates as of which information is given in the Offering Memorandum and other than as set forth in the Offering Memorandum, (i) there shall not have been any material and adverse change or any development that is reasonably likely to result in a material and adverse change in the long-term debt, or material increase in the short-term debt, of the Company from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company on any class of its capital stock, and (iii) the Company shall not have incurred any liabilities or obligations other than contracts entered into in the ordinary course of business (except for the New Credit Agreement and the Completion Guaranty), direct or contingent, that individually or in the aggregate could have a Material Adverse Effect and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any material adverse change in the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company.

          (e) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed on behalf of the Company by its president and chief executive officer and its chief financial officer confirming as of the Closing Date, the matters set forth in paragraphs (a), (b), (c), (d) and (k) of this
Section 8.

          (f)  The Initial Purchasers shall have received on the Closing Date
(i) the opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, substantially to the effect set forth in EXHIBIT B hereto and (ii) the opinion, dated the Closing Date, of Gordon & Silver, Ltd., special Nevada counsel to the Company, substantially to the effect set forth in EXHIBIT C hereto. In providing such opinion, Skadden, Arps, Slate, Meagher & Flom LLP, shall opine as to the federal laws of the United States and the laws of the State of New York.

          (g) The Initial Purchasers shall have received on the Closing Date the opinion, dated the Closing Date, of Simpson Thacher & Bartlett, counsel to the Initial Purchasers, covering such matters as are customarily covered in such opinions.

          (h) At the time this Agreement is executed and at the Closing Date the Initial Purchasers shall have received from Ernst & Young, L.L.P., independent public accountants for the Company, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Initial Purchasers and in form and substance previously agreed upon by the Initial Purchasers and counsel to the Initial Purchasers with respect to the financial statements and certain financial information of the Company contained in the Offering Memorandum.

          (i) The Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (j) The Company shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (k) Each condition to the closing contemplated by the New Credit Agreement (other than the issuance and sale of the Series A Notes pursuant hereto) will, on or prior to the Closing Date, have been satisfied or waived. There shall exist at and as of the Closing Date no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the New Credit Agreement. In addition, at the Closing Date, any and all amounts outstanding under the Existing Credit Facility (as defined in the Offering Memorandum) and any fees related thereto shall be paid and such credit facility shall be cancelled.

          (l) Simpson Thacher & Bartlett shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (m) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

          (n) Peter A. Morton shall have entered into the Completion Guaranty (as defined in the New Credit Agreement) and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and their counsel. The Company will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

          9.   INITIAL PURCHASERS' INFORMATION.

          The Company and the Initial Purchasers severally acknowledge that the statements with respect to the offering of the Series A Notes set forth in the last paragraph of the cover page and (ii) the second paragraph, the third sentence of the third paragraph under the caption "Plan of Distribution" in such Offering Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers expressly for use in the Offering Memorandum.

          10.  SURVIVAL OF REPRESENTATIONS AND AGREEMENTS.

          All representations and warranties, covenants and agreements of the Initial Purchasers and the Company contained in this Agreement, including without limitation, the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers, any controlling person thereof or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Series A Notes to and by the Initial Purchasers. The representations contained in Section 5 and the agreements contained in Sections 4(f), 6, 7 and

11(d) shall survive the termination of this Agreement, including any termination pursuant to Section 11.

          11.  EFFECTIVE DATE OF AGREEMENT; TERMINATION.

          (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

          (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than as provided in Section 10) on the Initial Purchasers' part to the Company if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchasers hereunder as provided in
Section 8 is not fulfilled when and as required in any material respect, or
(iii) (A) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Initial Purchasers will in the immediate future materially disrupt, the United States or international securities markets; or (B) trading in securities generally on either of the New York or American Stock Exchanges shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium shall have been declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum; or
(E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' judgment, makes it inadvisable or impracticable to proceed with the offering or delivery of the Series A Notes as contemplated thereby; or (F) (1) there shall have occurred a downgrading in the rating accorded the Series A Notes by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Act or (2) any such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Series A Notes.

          (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter within three days thereof.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than a termination pursuant to Section 11(b)(iv)) or if the sale of the Series A Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of Initial Purchasers' counsel), incurred by the Initial Purchasers in connection herewith.

          12.  NOTICE.

          All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, telecopy number: (212) 272-3092; and if sent to the Company, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Hard Rock Hotel, Inc., 4455 Paradise Road, Las Vegas, Nevada 89109, Attention: Brian Ogaz, telecopy number: (310) 652-8747, with copies to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071,
Attention: Michael A. Woronoff, telecopy number: (213) 687-5600; PROVIDED, HOWEVER, that any notice pursuant to Sections 6 or 7 shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing within three days thereof.

          13.  PARTIES.

          This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Company and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

The term "SUCCESSORS AND ASSIGNS" shall not include a purchaser, in its capacity as such, of Series A Notes from the Initial Purchasers.

          14.A.     CONSTRUCTION.

          This Agreement shall be construed in accordance with the internal laws of the State of New York.

          14.B.     SUBMISSION TO JURISDICTION.

          To the fullest extent permitted by applicable law, the Company irrevocably submits to the jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Agreement (solely in connection with any such suit or proceeding), and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of note, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law.

          15.  CAPTIONS.

          The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

          16.  COUNTERPARTS.

          This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

                                   Very truly yours,

                                   HARD ROCK HOTEL, INC.

                              By:
                                 -------------------------------
                                  Name:
                                  Title:

Accepted and agreed to as of
the date first above written:

BEAR, STEARNS & CO. INC.


By:
   ------------------------------------
    Name:
    Title:


BANCAMERICA ROBERTSON STEPHENS


By:
   ------------------------------------
    Name:
    Title:


DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


By:
   ------------------------------------
    Name:
    Title:

                                   SCHEDULE I

                                                          Aggregate Principal
Initial Purchasers                                      Amount of Series A Notes
------------------                                      ------------------------
Bear, Stearns & Co. Inc.                                      $60,000,000

BancAmerica Robertson & Stephens                              $30,000,000

Donaldson, Lufkin & Jenrette Securities Corporation           $30,000,000

     Total                                                   $120,000,000


                                    EXHIBIT A

                      Form of Registration Rights Agreement

                                    EXHIBIT B

           Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

          1. Each of the Operative Documents has been duly executed and delivered by the Company (to the extent such execution and delivery are governed by the laws of the State of New York).

          2. Each of the Indenture and the Registration Rights Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          3. Assuming due authorization of the Series A Notes by the Company, the Series A Notes, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

          4. Assuming due authorization of the Series B Notes by the Company, the Series B Notes, when executed by the Company and authenticated in accordance with the provisions of the Indenture and issued and delivered in exchange for the Series A Notes in accordance with the terms of the Indenture and the Registration Rights Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

          5. The issuance and sale of the Series A Notes and the execution and delivery by the Company of the Operative Documents and the New Credit Agreement and the performance by the Company of its obligations thereunder, each in accordance with its terms, do not (i) constitute a violation of or a default under any Applicable Contracts (as hereinafter defined) or (ii) cause the creation of any security interest or lien (other than Permitted Liens (as defined in the Indenture)) upon any of the property of the Company pursuant to any Applicable Contracts. Such counsel need not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Operative Documents and each document and instrument contemplated thereby or the New Credit Agreement will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company. "Applicable Contracts" shall mean those agreements or instruments set forth on a schedule to such opinion.

          6. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of any of the Operative Documents or the New Credit Agreement by the Company. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to any Applicable Law (as hereinafter defined). "Applicable Laws" means those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Operative Documents other than state securities or Blue Sky laws.

          7. Assuming (i) the accuracy of the representations and warranties of the Company and the Initial Purchasers in the Purchase Agreement, (ii) the due performance by the Company and the Initial Purchasers of the covenants and agreements set forth in the Purchase Agreement, (iii) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum, (iv) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers to whom the Initial Purchasers initially resell Series A Notes and (v) that purchasers to whom the Initial Purchasers initially resell Series A Notes receive a copy of the Offering Memorandum prior to such sale, the offer, sale and delivery of the Series A Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum and the initial resale of the Series A Notes by the Initial Purchasers in the manner contemplated in the Offering Memorandum and the Purchase Agreement, do not require registration under the Securities Act of 1933, as amended, and prior to the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement) the Indenture does not require qualification under the Trust Indenture Act of 1939, as amended, it being understood that such counsel need not express any opinion as to any subsequent resale of any Note.

          8. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment

Company Act"), and the Company is not registered or otherwise required to be registered under the Investment Company Act.

          9. The information in the Offering Memorandum under the caption "Description of Notes," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceeding, or legal conclusions, has been reviewed by such counsel and fairly summarizes such matters.

          10. The information in the Offering Memorandum under the caption "Certain United States Federal Income Tax Consequences to Non-U.S. Holders," does not purport to discuss all possible United States federal income tax consequences applicable to a Non-U.S. Holder who receives Series B Notes in exchange for Series A Notes pursuant to the Exchange Offer (including the consequences of owning and disposing of such Notes), but in such counsel's opinion such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences generally applicable to a Non-U.S. Holder who receives Series B Notes in exchange for Series A Notes pursuant to the Exchange Offer (including the consequences of owning and disposing of such Notes), based upon current law. There can be no assurances that any of the opinions expressed herein will be accepted by the Internal Revenue Service or if challenged, by a court.

          In addition, such counsel shall also have furnished to the Initial Purchasers a written statement, in form and substance satisfactory to the Initial Purchasers, to the effect that it has participated in conferences with offIcers and other representatives of the Company, representatives of the independent certified public accountants of the Company and the Initial Purchasers and their representatives and counsel at which the contents of the Offering Memorandum and related matters were discussed, although it has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, and have made no independent check or verification thereof such counsel advises the Initial Purchasers that, on the basis of the foregoing, no facts have come to its attention that caused such counsel to believe that the Offering Memorandum (other then the sections thereof appearing under the captions, "Risk Factors-Government Regulation" and "Regulation and Licensing" as to which such counsel need express no statement), as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and related notes and other financial and statistical data included therein, as to which no opinion need be expressed). For purposes of the foregoing, such counsel may note that the Offering Memorandum has been prepared in the context of a Rule 144A transaction and not as part of a registration statement under the Securities Act.

          In rendering such opinion, such counsel shall opine as to the federal laws of the United States of America and the laws of the State of New York. Such counsel will be permitted to take customary exceptions from its opinions. In addition, such counsel shall be permitted to assume the accuracy of the opinion of Gordon and Silver Ltd., delivered pursuant to Section 8(f) of the Purchase Agreement.

                                    EXHIBIT C

                    Form of Opinion of Gordon & Silver, Ltd.

1. The Company has all requisite corporate power and authority to execute and deliver the Operative Documents, the New Credit Agreement and the Completion Guaranty, and to consummate the transactions contemplated thereby.

          2. The Company (A) has been duly incorporated and is validly existing and in good standing under the laws of the State of Nevada and (B) has all power and authority necessary to own its properties and conduct the businesses in which it is engaged as described in the Offering Memorandum.

          3. The Completion Guaranty has been duly and validly authorized, executed and delivered by Peter Morton and constitutes a valid and legally binding agreement enforceable against Peter Morton in accordance with its terms.

          4. Each of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the New Credit Agreement, the Series A Notes and the Series B Notes has been duly authorized by the Company.

          5. None of (A) the execution, delivery or performance by the Company of the Operative Documents, (B) the issuance and sale of the Series A Notes, nor (C) the execution, delivery and performance by the Company of the New Credit Agreement and the Completion Guaranty, will (a) violate any provision of the articles of incorporation or bylaws (or equivalent documents) of the Company, or (b) to such counsel's knowledge, violate any statute, rule, regulation, judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or its assets or properties, except in the case of clause (b) for (i) any such violation that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (ii) the requisite approvals and waivers of the Nevada Gaming Authorities for the issuance of the Series B Notes and related transactions.

          6. All of the issued and outstanding shares of common stock of the Company have been duly authorized and issued and are fully paid and nonassessable.

          7. Except (i) as may be required under applicable state securities laws and the requisite approvals and waivers of the Nevada Gaming Authorities for the issuance of the Series B Notes and related transactions and (ii) except for the filing of a registration statement under the Act and the qualification of the Indenture under the Trust Indenture Act in connection with the Registration Rights Agreement, no consent, authorization, approval, filing, notice, registration or other action of any court or governmental agency or commission or public or quasi-public body or authority is necessary for the execution and delivery by the Company of the Operative Documents or the New Credit Agreement, the validity or enforceability against the Company of the Operative Documents or the New Credit Agreement, the issuance or delivery of the Series A Notes by the Company to the Initial Purchasers, the validity, payment or enforceability of the Series A Notes, against the Company, or the execution delivery and performance by Peter Morton of the Completion Guaranty, except such as have been obtained and made and except where the failure to obtain such consents or waivers would not, individually or in the aggregate, have a Material Adverse Effect.

          8. None of (A) the execution, delivery or performance by the Company of the Operative Documents, (B) the issuance and sale of the Series A Notes, (C) the execution, delivery and performance by the Company of the New Credit Agreement nor (D) the execution, delivery and performance by Peter Morton of the Completion Guaranty, will to such counsel's knowledge, (i) violate, or be in conflict with, or constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under, or breach of, (ii) result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation, or (iii) result in the creation or imposition of any lien (except pursuant to the Indenture) upon any of the assets of the Company under, in each case, any note, bond, mortgage, indenture, deed of trust, agreement or instrument to which the Company is a party or by which the Company is bound or affected or to which any of its assets is subject, except for any such violation, default, consent, imposition of a lien or acceleration that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

          9. The statements under the captions "Risk Factors-Government Regulation," "Regulation and Licensing" and "Description of Notes-Regulatory Redemption" in the Offering Memorandum, insofar as such statements constitute a summary of the Nevada Gaming Control Act and the regulations promulgated thereunder as they may relate to the issuance of Securities fairly present in all material respects such legal matters.

          10. To such counsel's knowledge, as of such date, no action has been taken and no statute, rule, regulation, injunction or order has been enacted, adopted or issued by any Nevada court of competent jurisdiction or by any governmental agency that prevents or suspends the issuance or sale of the Series A Notes or the use of the Offering Memorandum.

          Such counsel shall also have furnished to the Initial Purchasers a written statement, in form and substance satisfactory to the Initial Purchasers, to the effect that (x) such counsel has participated in the preparation of the Offering Memorandum and (y) to such counsel's knowledge, the sections of the Offering Memorandum appearing under the captions "Risk Factors-Government Regulation," "Regulation and Licensing" and "Description of Notes-Regulatory Redemption," as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to the financial statements including the notes thereto and the related schedules and other financial or statistical data included therein).

          In rendering such opinion, such counsel shall opine as to the laws of the State of Nevada.

                                     ANNEX A



                                    Annex A-1